Exhibit 10.05


                          FOREIGN EXCHANGE AND OPTIONS
                                MASTER AGREEMENT
                                     (FEOMA)

            MASTER AGREEMENT dated as of April 30, 2000 by and between Morgan Stanley & Co. Incorporated, a Delaware corporation, and Morgan Stanley Dean Witter Spectrum Global Balanced L.P., a Delaware Limited Liability Company.

            14. DEFINITIONS

            Unless otherwise required by the context, the following terms shall have the following meanings in the Agreement:

            "Agreement" has the meaning given to it in Section 2.2.

            "American Style Option" means an Option which may be exercised on any Business Day up to and including the Expiration Time.

            "Base Currency", as to a Party, means the Currency agreed to as such in relation to it in Part VII of the Schedule.

            "Business Day" means for purposes of: (i) Section 3.2, a day which is a Local Banking Day for the applicable Designated Office of the Buyer; (ii)
Section 5.1 and the definition of American Style Option, a day which is a Local Banking Day for the applicable Designated Office of the Seller; (iii) clauses
(i), (viii) and (xii) of the definition of Event of Default, a day which is a Local Banking Day for the Non-Defaulting Party; (iv) solely in relation to delivery of a Currency, a day which is a Local Banking Day in relation to that Currency; and (v) any other provision of the Agreement, a day which is a Local Banking Day for the applicable Designated Offices of both Parties; provided, however, that neither Saturday nor Sunday shall be considered a Business Day for any purpose.

            "Buyer" means the owner of an Option.

            "Call" means an Option entitling, but not obligating (except upon exercise), the Buyer to purchase from the Seller at the Strike Price a specified quantity of the Call Currency.

            "Call Currency" means the Currency agreed to as such at the time an Option is entered into, as evidenced in a Confirmation.

            "Close-Out Amount" has the meaning given to it in Section 8.1.

            "Close-Out Date" means a day on which, pursuant to the provisions of
Section 8.1, the Non-Defaulting Party closes out Currency Obligations and/or Options or such close-out occurs automatically.

            "Closing Gain", as to the Non-Defaulting Party, means the difference described as such in relation to a particular Value Date under the provisions of
Section 8.1.

            "Closing Loss", as to the Non-Defaulting Party, means the difference described as such in relation to a particular Value Date under the provisions of
Section 8.1.

            "Confirmation" means a writing (including telex, facsimile or other electronic means from which it is possible to produce a hard copy) evidencing an FX Transaction or an Option, and specifying:

            (A) in the case of an FX Transaction, the following information:

                (i) the Parties thereto and the Designated Offices through which they are respectively acting,
                (ii) the amounts of the Currencies being bought or sold and by which Party,
                (iii) the Value Date, and
                (iv) any other term generally included in such a writing in accordance with the practice of the relevant foreign exchange market; and

            (B) in the case of an Option, the following information:

                (i) the Parties thereto and the Designated Offices through which they are respectively acting,
                (ii)  whether the Option is a Call or a Put,
                (iii) the Call Currency and the Put Currency that are the subject of the Option and their respective quantities,
                (iv) which Party is the Seller and which is the Buyer,
                (v) the Strike Price,
                (vi) the Premium and the Premium Payment Date,
                (vii) the Expiration Date,
                (viii) the Expiration Time,
                (ix) whether the Option is an American Style Option or a European Style Option, and
                (x)   such other matters, if any, as the Parties may agree.

            "Credit Support" has the meaning given to it in Section 8.2.

            "Credit Support Document", as to a Party (the "first Party"), means a guaranty, hypothecation agreement, margin or security agreement or document, or any other document containing an obligation of a third party ("Credit Support Provider") or of the first Party in favor of the other Party supporting any obligations of the first Party under the Agreement.

            "Credit Support Provider" has the meaning given to it in the definition of Credit Support Document.

            "Currency" means money denominated in the lawful currency of any country or the Ecu.

            "Currency Obligation" means any obligation of a Party to deliver a Currency pursuant to an FX Transaction, the application of Section 6.3(a) or
(b), or an exercised Option (except, for the purposes of Section 8.1 only, one that is to be settled at its In-the-Money Amount under Section 5.5).

            "Currency Pair" means the two Currencies which potentially may be exchanged in connection with an FX Transaction or upon the exercise of an Option, one of which shall be the Put Currency and the other the Call Currency.

            "Custodian" has the meaning given to it in the definition of Insolvency Proceeding.

            "Defaulting Party" has the meaning given to it in the definition of Event of Default.

            "Designated Office(s)", as to a Party, means the office or offices specified in Part II of the Schedule.

            "Effective Date" means the date of this Master Agreement.

            "European Style Option" means an Option for which Notice of Exercise may be given only on the Option's Expiration Date up to and including the Expiration Time, unless otherwise agreed.

            "Event of Default" means the occurrence of any of the following with respect to a Party (the "Defaulting Party", the other Party being the "Non-Defaulting Party"):

            (i) the Defaulting Party shall (A) default in any payment when due under the Agreement (including, but not limited to, a Premium payment) to the Non-Defaulting Party with respect to any Currency Obligation or Option and such failure shall continue for two (2) Business Days after the Non-Defaulting Party has given the Defaulting Party written notice of non-payment, or (B) fail to perform or comply with any other obligation assumed by it under the Agreement and such failure is continuing thirty (30) days after the Non-Defaulting Party has given the Defaulting Party written notice thereof;

            (ii) the Defaulting Party shall commence a voluntary Insolvency Proceeding or shall take any corporate action to authorize any such Insolvency Proceeding;

            (iii) a governmental authority or self-regulatory organization having jurisdiction over either the Defaulting Party or its assets in the country of its organization or principal office (A) shall commence an Insolvency Proceeding with respect to the Defaulting Party or its assets or (B) shall take any action under any bankruptcy, insolvency or other similar law or any banking, insurance or similar law or regulation governing the operation of the Defaulting Party which may prevent the Defaulting Party from performing its obligations under the Agreement as and when due;

            (iv) an involuntary Insolvency Proceeding shall be commenced with respect to the Defaulting Party or its assets by a person other than a governmental authority or self-regulatory organization having jurisdiction over either the Defaulting Party or its assets in the country of its organization or principal office and such Insolvency Proceeding (A) results in the appointment of a Custodian or a judgment of insolvency or bankruptcy or the entry of an order for winding-up, liquidation, reorganization or other similar relief, or
(B) is not dismissed within five (5) days of its institution or presentation;

            (v) the Defaulting Party is bankrupt or insolvent, as defined under any bankruptcy or insolvency law applicable to it;

            (vi) the Defaulting Party fails, or shall otherwise be unable, to pay its debts as they become due;

            (vii) the Defaulting Party or any Custodian acting on behalf of the Defaulting Party shall disaffirm, disclaim or repudiate any Currency Obligation or Option;

            (viii) any representation or warranty made or given or deemed made or given by the Defaulting Party pursuant to the Agreement or any Credit Support Document shall prove to have been false or misleading in any material respect as at the time it was made or given or deemed made or given and one (1) Business Day has elapsed after the Non-Defaulting Party has given the Defaulting Party written notice thereof;

            (ix) the Defaulting Party consolidates or amalgamates with or merges into or transfers all or substantially all its assets to another entity and (A) the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the Defaulting Party prior to such action, or (B) at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of the Defaulting Party under the Agreement by operation of law or pursuant to an agreement satisfactory to the Non-Defaulting Party;

            (x) by reason of any default, or event of default or other similar condition or event, any Specified Indebtedness (being Specified Indebtedness of an amount which, when expressed in the Currency of the Threshold Amount, is in aggregate equal to or in excess of the Threshold Amount) of the Defaulting Party or any Credit Support Provider in relation to it: (A) is not paid on the due date therefor and remains unpaid after any applicable grace period has elapsed, or (B) becomes, or becomes capable at any time of being declared, due and payable under agreements or instruments evidencing such Specified Indebtedness before it would otherwise have been due and payable;

            (xi) the Defaulting Party is in breach of or default under any Specified Transaction and any applicable grace period has elapsed, and there occurs any liquidation or early termination of, or acceleration of obligations under, that Specified Transaction or the Defaulting Party (or any Custodian on its behalf) disaffirms, disclaims or repudiates the whole or any part of a Specified Transaction;

            (xii) (A) any Credit Support Provider of the Defaulting Party or the Defaulting Party itself fails to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with the applicable Credit Support Document and such failure is continuing after any applicable grace period has elapsed; (B) any Credit Support Document relating to the Defaulting Party expires or ceases to be in full force and effect prior to the satisfaction of all obligations of the Defaulting Party under the Agreement, unless otherwise agreed in writing by the Non-Defaulting Party; (C) the Defaulting Party or any Credit Support Provider of the Defaulting Party (or, in either case, any Custodian acting on its behalf) disaffirms, disclaims or repudiates, in whole or in part, or challenges the validity of, any Credit Support Document; (D) any representation or warranty made or given or deemed made or given by any Credit Support Provider of the Defaulting Party pursuant to any Credit Support Document shall prove to have been false or misleading in any material respect as at the time it was made or given or deemed made or given and one (1) Business Day has elapsed after the Non-Defaulting Party has given the Defaulting Party written notice thereof; or (E) any event set out in (ii) to
(vii) or (ix) to (xi) above occurs in respect of any Credit Support Provider of the Defaulting Party; or

            (xiii) any other condition or event specified in Part IX of the Schedule or in Section 11.14 if made applicable to the Agreement in Part XI of the Schedule.

            "Exercise Date", in respect of any Option, means the day on which a Notice of Exercise received by the applicable Designated Office of the Seller becomes effective pursuant to Section 5.1.

            "Expiration Date", in respect of any Option, means the date agreed to as such at the time the Option is entered into, as evidenced in a Confirmation.

            "Expiration Time", in respect of any Option, means the latest time on the Expiration Date on which the Seller must accept a Notice of Exercise as agreed to at the time the Option is entered into, as evidenced in a Confirmation.

            "FX Transaction" means any transaction between the Parties for the purchase by one Party of an agreed amount in one Currency against the sale by it to the other of an agreed amount in another Currency, both such amounts either being deliverable on the same Value Date or, if the Parties have so agreed in
Part VI of the Schedule, being cash-settled in a single Currency, which is or shall become subject to the Agreement and in respect of which transaction the Parties have agreed (whether orally, electronically or in writing): the Currencies involved, the amounts of such Currencies to be purchased and sold, which Party will purchase which Currency and the Value Date.

            "In-the-Money Amount" means (i) in the case of a Call, the excess of the Spot Price over the Strike Price, multiplied by the aggregate amount of the Call Currency to be purchased under the Call, where both prices are quoted in terms of the amount of the Put Currency to be paid for one unit of the Call Currency; and (ii) in the case of a Put, the excess of the Strike Price over the Spot Price, multiplied by the aggregate amount of the Put Currency to be sold under the Put, where both prices are quoted in terms of the amount of the Call Currency to be paid for one unit of the Put Currency.

            "Insolvency Proceeding" means a case or proceeding seeking a judgment of or arrangement for insolvency, bankruptcy, composition, rehabilitation, reorganization, administration, winding-up, liquidation or other similar relief with respect to the Defaulting Party or its debts or assets, or seeking the appointment of a trustee, receiver, liquidator, conservator, administrator, custodian or other similar official (each, a "Custodian") of the Defaulting Party or any substantial part of its assets, under any bankruptcy, insolvency or other similar law or any banking, insurance or similar law governing the operation of the Defaulting Party.

            "LIBOR", with respect to any Currency and date, means the average rate at which deposits in the Currency for the relevant amount and time period are offered by major banks in the London interbank market as of 11:00 a.m. (London time) on such date, or, if major banks do not offer deposits in such Currency in the London interbank market on such date, the average rate at which deposits in the Currency for the relevant amount and time period are offered by major banks in the relevant foreign exchange market at such time on such date as may be determined by the Party making the determination.

            "Local Banking Day" means (i) for any Currency, a day on which commercial banks effect deliveries of that Currency in accordance with the market practice of the relevant foreign exchange market, and (ii) for any Party, a day in the location of the applicable Designated Office of such Party on which commercial banks in that location are not authorized or required by law to close.

            "Master Agreement" means the terms and conditions set forth in this Master Agreement, including the Schedule.

            "Matched Pair Novation Netting Office(s)", in respect of a Party, means the Designated Office(s) specified in Part V of the Schedule.

            "Non-Defaulting Party" has the meaning given to it in the definition of Event of Default.

            "Notice of Exercise" means telex, telephonic or other electronic notification (excluding facsimile transmission) providing assurance of receipt, given by the Buyer prior to or at the Expiration Time, of the exercise of an Option, which notification shall be irrevocable.

            "Novation Netting Office(s)", in respect of a Party, means the Designated Office(s) specified in Part V of the Schedule.

            "Option" means a currency option which is or shall become subject to the Agreement.

            "Parties" means the parties to the Agreement, including their successors and permitted assigns (but without prejudice to the application of clause (ix) of the definition of Event of Default); and the term "Party" shall mean whichever of the Parties is appropriate in the context in which such expression may be used.

            "Premium", in respect of any Option, means the purchase price of the Option as agreed upon by the Parties, and payable by the Buyer to the Seller thereof.

            "Premium Payment Date", in respect of any Option, means the date on which the Premium is due and payable, as agreed to at the time the Option is entered into, as evidenced in a Confirmation. "Proceedings" means any suit, action or other proceedings relating to the Agreement, any FX Transaction or any Option.

            "Put" means an Option entitling, but not obligating (except upon exercise), the Buyer to sell to the Seller at the Strike Price a specified quantity of the Put Currency.

            "Put Currency" means the Currency agreed to as such at the time an Option is entered into, as evidenced in a Confirmation.

            "Schedule" means the Schedule attached to and part of this Master Agreement, as it may be amended from time to time by agreement of the Parties.

            "Seller" means the Party granting an Option.

            "Settlement Date" means, in respect of: (i) an American Style Option, the Spot Date of the Currency Pair on the Exercise Date of such Option, and (ii) a European Style Option, the Spot Date of the Currency Pair on the Expiration Date of such Option; and, where market practice in the relevant foreign exchange market in relation to the two Currencies involved provides for delivery of one Currency on one date which is a Local Banking Day in relation to that Currency but not to the other Currency and for delivery of the other Currency on the next Local Banking Day in relation to that other Currency, "Settlement Date" means such two (2) Local Banking Days.

            "Settlement Netting Office(s)", in respect of a Party, means the Designated Office(s) specified in Part V of the Schedule.

            "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money, other than in respect of deposits received.

            "Specified Transaction" means any transaction (including an agreement with respect thereto) between one Party to the Agreement (or any Credit Support Provider of such Party) and the other Party to the Agreement (or any Credit Support Provider of such Party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity linked swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination of any of the foregoing.

            "Spot Date" means the spot delivery day for the relevant Currency Pair as generally used by the relevant foreign exchange market.

            "Spot Price" means the rate of exchange at the time at which such price is to be determined for foreign exchange transactions in the relevant Currency Pair for value on the Spot Date, as determined in good faith: (i) by the Seller, for purposes of Section 5, and (ii) by the Non-Defaulting Party, for purposes of Section 8.

            "Strike Price", in respect of any Option, means the price at which the Currency Pair may be exchanged, as agreed to at the time the Option is entered into, as evidenced in a Confirmation.

            "Threshold Amount" means the amount specified as such for each Party in Part VIII of the Schedule.

            "Value Date" means, with respect to any FX Transaction, the Business Day (or where market practice in the relevant foreign exchange market in relation to the two Currencies involved provides for delivery of one Currency on one date which is a Local Banking Day in relation to that Currency but not to the other Currency and for delivery of the other Currency on the next Local Banking Day in relation to that other Currency ("Split Settlement") the two (2) Local Banking Days in accordance with that market practice) agreed by the Parties for delivery of the Currencies to be purchased and sold pursuant to such FX Transaction, and, with respect to any Currency Obligation, the Business Day (or, in the case of Split Settlement, Local Banking Day) upon which the obligation to deliver Currency pursuant to such Currency Obligation is to be performed.

            15.   FX TRANSACTIONS AND OPTIONS

            (a) Scope of the Agreement. The Parties (through their respective Designated Offices) may enter into (i) FX Transactions, for such quantities of such Currencies, as may be agreed subject to the terms of the Agreement, and
(ii) Options, for such Premiums, with such Expiration Dates, at such Strike Prices and for the purchase or sale of such quantities of such Currencies, as may be agreed subject to the terms of the Agreement; provided that neither Party shall be required to enter into any FX Transaction or Option with the other Party (other than in connection with an exercised Option). Unless otherwise agreed in writing by the Parties, each FX Transaction and Option entered into between Designated Offices of the Parties on or after the Effective Date shall be governed by the Agreement. Each FX Transaction and Option between any two Designated Offices of the Parties outstanding on the Effective Date which is identified in Part I of the Schedule shall also be governed by the Agreement.

            (b) Single Agreement. This Master Agreement, the terms agreed between the Parties with respect to each FX Transaction and Option (and, to the extent recorded in a Confirmation, each such Confirmation), and all amendments to any of such items shall together form the agreement between the Parties (the "Agreement") and shall together constitute a single agreement between the Parties. The Parties acknowledge that all FX Transactions and Options are entered into in reliance upon such fact, it being understood that the Parties would not otherwise enter into any FX Transaction or Option.

            (c) Confirmations. FX Transactions and Options shall be promptly confirmed by the Parties by Confirmations exchanged by mail, telex, facsimile or other electronic means from which it is possible to produce a hard copy. The failure by a Party to issue a Confirmation shall not prejudice or invalidate the terms of any FX Transaction or Option.

            (d) Inconsistencies. In the event of any inconsistency between the provisions of the Schedule and the other provisions of the Agreement, the Schedule will prevail. In the event of any inconsistency between the terms of a Confirmation and the other provisions of the Agreement, (i) in the case of an FX Transaction, the other provisions of the Agreement shall prevail, and the Confirmation shall not modify the other terms of the Agreement and (ii) in the case of an Option, the terms of the Confirmation shall prevail, and the other terms of the Agreement shall be deemed modified with respect to such Option, except for the manner of confirmation under Section 2.3 and, if applicable, discharge of Options under Section 4.

            16.   OPTION PREMIUM

            (a) Payment of Premium. Unless otherwise agreed in writing by the Parties, the Buyer shall be obligated to pay the Premium related to an Option no later than its Premium Payment Date.

            (b) Late Payment or Non-Payment of Premium. If any Premium is not received on or before the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Business Days of such notice, treat the related Option as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within two
(2) Business Days of such notice, treat such non-payment as an Event of Default under clause (i) of the definition of Event of Default. If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Option, including, without limitation, interest on such Premium from and including the Premium Payment Date to but excluding the late payment date in the same Currency as such Premium at overnight LIBOR and any other losses, costs or expenses incurred by the Seller in connection with such terminated Option, for the loss of its bargain, its cost of funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or related trading position with respect to such Option.

            17. DISCHARGE AND TERMINATION OF OPTIONS; NETTING OF OPTION PREMIUMS

            (a) Discharge and Termination. If agreed in Part V of the Schedule, any Call or any Put written by a Party will automatically be discharged and terminated, in whole or in part, as applicable, against a Call or a Put, respectively, written by the other Party, such discharge and termination to occur automatically upon the payment in full of the last Premium payable in respect of such Options; provided that such discharge and termination may only occur in respect of Options:

                        (A) each being with respect to the same Put Currency and
            the same Call Currency;
                        (B) each having the same Expiration Date and Expiration
            Time;
                        (C) each being of the same style, i.e. either both being
            American Style Options or both being European Style Options;
                        (D) each having the same Strike Price;
                        (E) each being transacted by the same pair of Designated
            Offices of Buyer and Seller; and
                        (F) neither of which shall have been exercised by
            delivery of a Notice of Exercise;

and, upon the occurrence of such discharge and termination, neither Party shall have any further obligation to the other Party in respect of the relevant Options or, as the case may be, parts thereof so discharged and terminated. Such discharge and termination shall be effective notwithstanding that either Party may fail to record such discharge and termination in its books. In the case of a partial discharge and termination (i.e., where the relevant Options are for different amounts of the Currency Pair), the remaining portion of the Option which is partially discharged and terminated shall continue to be an Option for all purposes of the Agreement, including this Section 4.1.

            (b) Netting of Option Premiums. If agreed in Part V of the Schedule and if, on any date, Premiums would otherwise be payable under the Agreement in the same Currency between the same respective Designated Offices of the Parties, then, on such date, each Party's obligation to make payment of any such Premium will be automatically satisfied and discharged and, if the aggregate Premium(s) that would otherwise have been payable by such Designated Office of one Party exceeds the aggregate Premium(s) that would otherwise have been payable by such Designated Office of the other Party, replaced by an obligation upon the Party by whom the larger aggregate Premium(s) would have been payable to pay the other Party the excess of the larger aggregate Premium(s) over the smaller aggregate Premium(s) and, if the aggregate Premiums are equal, no payment shall be made.

            18. EXERCISE AND SETTLEMENT OF OPTIONS

            (a) Exercise of Options. The Buyer may exercise an Option by delivery to the Seller of a Notice of Exercise. Subject to Section 5.3, if a Notice of Exercise with respect to an Option has not been received by the Seller prior to or at the Expiration Time, the Option shall expire and become void and of no effect. Any Notice of Exercise shall (unless otherwise agreed): (A) in respect of an American Style Option,

                        (A) if received at or prior to 3:00 p.m. on a Business
            Day, be effective upon receipt thereof by the Seller, and (B) if received after 3:00 p.m. on a Business Day, be effective only as of the opening of business of the Seller on the first Business Day subsequent to its receipt; and

                        (B) in respect of a European Style Option, if received
            on or, if the parties have so agreed, before the Expiration Date, prior to or at the Expiration Time, be effective upon receipt thereof by the Seller.

            (b) No Partial Exercise. Unless otherwise agreed by the Parties, an Option may be exercised only in whole.

            (c) Automatic Exercise. Unless otherwise agreed in Part VI of the Schedule or unless the Seller is otherwise instructed by the Buyer, if an Option has an In-the-Money Amount at its Expiration Time that equals or exceeds the product of (x) 1% of the Strike Price (or such other percentage or amount as may have been agreed by the Parties) and (y) the amount of the Call Currency or Put Currency, as appropriate, then the Option shall be deemed automatically exercised. In such case, the Seller may elect to settle such Option either in accordance with Section 5.4 or by payment to the Buyer on the Settlement Date for such Option of the In-the-Money Amount, as determined at the Expiration Time or as soon thereafter as practicable. In the latter case, the sole obligations of the Parties with respect to settlement of such Option shall be to deliver or receive the In-the-Money Amount of such Option on the Settlement Date. The Seller shall notify the Buyer of its election of the method of settlement of an automatically exercised Option as soon as practicable after the Expiration Time.

            (d) Settlement of Exercised Options. An exercised Option shall settle on its Settlement Date. Subject to Section 5.3 and 5.5, on the Settlement Date, the Buyer shall pay the Put Currency to the Seller for value on the Settlement Date and the Seller shall pay the Call Currency to the Buyer for value on the Settlement Date. An exercised Option shall be treated as an FX Transaction and a Currency Obligation (except, for the purposes of Section 8.1 only, if it is to be settled at its In-the-Money Amount), and for this purpose the relevant Settlement Date shall be treated as the Value Date of the FX Transaction.

            (e) Settlement at In-the-Money Amount. An Option shall be settled at its In-the-Money Amount if so agreed by the Parties at the time such Option is entered into. In such case, the In-the-Money Amount shall be determined based upon the Spot Price at the time of exercise or as soon thereafter as practicable. The sole obligations of the Parties with respect to settlement of such Option shall be to deliver or receive the In-the-Money Amount of such Option on the Settlement Date.

            19.   SETTLEMENT AND NETTING OF FX TRANSACTIONS

            (a) Settlement of FX Transactions. Subject to Sections 6.2 and 6.3, each Party shall deliver to the other Party the amount of the Currency to be delivered by it under each Currency Obligation on the Value Date for such Currency Obligation.

            (b) Settlement Netting. If, on any date, more than one delivery of a particular Currency under Currency Obligations is to be made between a pair of Settlement Netting Offices, then each Party shall aggregate the amounts of such Currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the Party owing the larger aggregate amount to the other Party, and, if the aggregate amounts are equal, no delivery of the Currency shall be made.

            (c) Novation Netting. (i) By Currency. If the Parties enter into an FX Transaction through a pair of Novation Netting Offices giving rise to a Currency Obligation for the same Value Date and in the same Currency as a then existing Currency Obligation between the same pair of Novation Netting Offices, then immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be individually canceled and simultaneously replaced by a new Currency Obligation for such Value Date determined as follows: the amounts of such Currency that would otherwise have been deliverable by each Party on such Value Date shall be aggregated and the Party with the larger aggregate amount shall have a new Currency Obligation to deliver to the other Party the amount of such Currency by which its aggregate amount exceeds the other Party's aggregate amount, provided that if the aggregate amounts are equal, no new Currency Obligation shall arise. This
Section 6.3 shall not affect any other Currency Obligation of a Party to deliver any different Currency on the same Value Date.

            (ii) By Matched Pair. If the Parties enter into an FX Transaction between a pair of Matched Pair Novation Netting Offices then the provisions of Section 6.3(a) shall apply only in respect of Currency Obligations arising by virtue of FX Transactions entered into between such pair of Matched Pair Novation Netting Offices and involving the same pair of Currencies and the same Value Date.

            (d) General. (i) Inapplicability of Sections 6.2 and 6.3. The provisions of Sections 6.2 and 6.3 shall not apply if a Close-Out Date has occurred or a voluntary or involuntary Insolvency Proceeding or action of the kind described in clause (ii), (iii) or (iv) of the definition of Event of Default has occurred without being dismissed in relation to either Party.

            (ii) Failure to Record. The provisions of Section 6.3 shall apply notwithstanding that either Party may fail to record the new Currency Obligation in its books.

            (iii) Cut-off Date and Time. The provisions of Section 6.3 are subject to any cut-off date and cut-off time agreed between the applicable Novation Netting Offices and Matched Pair Novation Netting Offices of the Parties.

            20.   REPRESENTATIONS, WARRANTIES AND COVENANTS

            (a) Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date and as of the date of each FX Transaction and each Option that: (i) it has authority to enter into the Agreement (including such FX Transaction or Option, as the case may be); (ii) the persons entering into the Agreement (including such FX Transaction or Option, as the case may be) on its behalf have been duly authorized to do so;
(iii) the Agreement (including such FX Transaction or Option, as the case may be) is binding upon it and enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and applicable principles of equity) and does not and will not violate the terms of any agreements to which such Party is bound; (iv) no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing with respect to it; (v) it acts as principal in entering into each FX Transaction and Option and exercising each and every Option; and (vi) if the Parties have so specified in Part XV of the Schedule, it makes the representations and warranties set forth in such Part XV.

            (b) Covenants. Each Party covenants to the other Party that: (i) it will at all times obtain and comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required to enable it lawfully to perform its obligations under the Agreement; (ii) it will promptly notify the other Party of the occurrence of any Event of Default with respect to itself or any Credit Support Provider in relation to it; and (iii) if the Parties have set forth additional covenants in Part XVI of the Schedule, it makes the covenants set forth in such
Part XVI.

            21.   CLOSE-OUT AND LIQUIDATION

            (a) Manner of Close-Out and Liquidation. (i) Close-Out. If an Event of Default has occurred and is continuing, then the Non-Defaulting Party shall have the right to close out all, but not less than all, outstanding Currency Obligations (including any Currency Obligation which has not been performed and in respect of which the Value Date is on or precedes the Close-Out Date) and Options, except to the extent that in the good faith opinion of the Non-Defaulting Party certain of such Currency Obligations or Options may not be closed out under applicable law. Such close-out shall be effective upon receipt by the Defaulting Party of notice that the Non-Defaulting Party is terminating such Currency Obligations and Options. Notwithstanding the foregoing, unless otherwise agreed by the Parties in Part X of the Schedule, in the case of an Event of Default in clause (ii), (iii) or (iv) of the definition thereof with respect to a Party and, if agreed by the Parties in Part IX of the Schedule, in the case of any other Event of Default specified and so agreed in Part IX with respect to a Party, close-out shall be automatic as to all outstanding Currency Obligations and Options, as of the time immediately preceding the institution of the relevant Insolvency Proceeding or action. The Non-Defaulting Party shall have the right to liquidate such closed-out Currency Obligations and Options as provided below.

            (ii) Liquidation of Currency Obligations. Liquidation of Currency Obligations terminated by close-out shall be effected as follows:

                  (A) Calculating Closing Gain or Loss. The Non-Defaulting Party
            shall calculate in good faith, with respect to each such terminated Currency Obligation, except to the extent that in the good faith opinion of the Non-Defaulting Party certain of such Currency Obligations may not be liquidated as provided herein under applicable law, as of the Close-Out Date or as soon thereafter as reasonably practicable, the Closing Gain, or, as appropriate, the Closing Loss, as follows:

                  (A) for each Currency Obligation calculate a "Close-Out
            Amount" as follows

                        (1) in the case of a Currency Obligation whose Value
                  Date is the same as or is later than the Close-Out Date, the amount of such Currency Obligation; or

                        (2) in the case of a Currency Obligation whose Value
                  Date precedes the Close-Out Date, the amount of such Currency Obligation increased, to the extent permitted by applicable law, by adding interest thereto from and including the Value Date to but excluding the Close-Out Date at overnight LIBOR; and

                        (3) for each such amount in a Currency other than the
                  Non-Defaulting Party's Base Currency, convert such amount into the Non-Defaulting Party's Base Currency at the rate of exchange at which, at the time of the calculation, the Non-Defaulting Party can buy such Base Currency with or against the Currency of the relevant Currency Obligation for delivery (x) if the Value Date of such Currency Obligation is on or after the Spot Date as of such time of calculation for the Base Currency, on the Value Date of that Currency Obligation or (y) if such Value Date precedes such Spot Date, for delivery on such Spot Date (or, in either case, if such rate of exchange is not available, conversion shall be accomplished by the Non-Defaulting Party using any commercially reasonable method); and

                  (B) determine in relation to each Value Date: (1) the sum of all Close-Out Amounts relating to Currency Obligations under which the Non-Defaulting Party would otherwise have been entitled to receive the relevant amount on that Value Date; and (2) the sum of all Close-Out Amounts relating to Currency Obligations under which the Non-Defaulting Party would otherwise have been obliged to deliver the relevant amount to the Defaulting Party on that Value Date; and

                  (C) if the sum determined under (B)(1) is greater than the sum determined under (B)(2), the difference shall be the Closing Gain for such Value Date; if the sum determined under (B)(1) is less than the sum determined under (B)(2), the difference shall be the Closing Loss for such Value Date.

                  (B) Determining Present Value. To the extent permitted by
            applicable law, the Non-Defaulting Party shall adjust the Closing Gain or Closing Loss for each Value Date falling after the Close-Out Date to present value by discounting the Closing Gain or Closing Loss from and including the Value Date to but excluding the Close-Out Date, at LIBOR with respect to the Non-Defaulting Party's Base Currency as at the Close-Out Date or at such other rate as may be prescribed by applicable law.

                  (C) Netting. The Non-Defaulting Party shall aggregate the
            following amounts so that all such amounts are netted into a single liquidated amount payable to or by the Non-Defaulting Party: (x) the sum of the Closing Gains for all Value Dates (discounted to present value, where appropriate, in accordance with the provisions of
            Section 8.1(b)(ii)) (which for the purposes of the aggregation shall be a positive figure); and (y) the sum of the Closing Losses for all Value Dates (discounted to present value, where appropriate, in accordance with the provisions of Section 8.1(b)(ii)) (which for the purposes of the aggregation shall be a negative figure).

            (iii) Liquidation of Options. To liquidate unexercised Options and exercised Options to be settled at their In-the-Money Amounts that have been terminated by close-out, the Non-Defaulting Party shall:

                  (A) Calculating Settlement Amount. Calculate in good faith with respect to each such terminated Option, except to the extent that in the good faith opinion of the Non-Defaulting Party certain of such Options may not be liquidated as provided herein under applicable law, as of the Close-Out Date or as soon as reasonably practicable thereafter a settlement amount for each Party equal to the aggregate of:

                  (A) with respect to each Option purchased by such Party, and which the other Party has not elected to treat as void pursuant to
            Section 3.2(ii) for lack of payment of the Premium, the current market premium for such Option;

                  (B) with respect to each Option sold by such Party and which such Party has not elected to treat as void pursuant to Section 3.2(ii) for lack of payment of the Premium, any unpaid Premium, provided that, if the Close-Out Date occurs before the Premium Payment Date, such amount shall be discounted from and including the Premium Payment Date to but excluding the Close-Out Date at a rate equal to LIBOR on the Close-Out Date and, if the Close-Out Date occurs after the Premium Payment Date, to the extent permitted by applicable law, the settlement amount shall include interest on any unpaid Premium from and including the Premium Payment Date to but excluding the Close-Out Date in the same Currency as such Premium at overnight LIBOR;

                  (C) with respect to any exercised Option to be settled at its
            In-the-Money Amount (whether or not the Close-Out Date occurs before the Settlement Date for such Option), any unpaid amount due to such Party in settlement of such Option and, if the Close-Out Date occurs after the Settlement Date for such Option, to the extent permitted by applicable law, interest thereon from and including the applicable Settlement Date to but excluding the Close-Out Date at overnight LIBOR; and

                  (D) without duplication, the amount that the Non-Defaulting
            Party reasonably determines in good faith, as of the Close-Out Date or as of the earliest date thereafter that is reasonably practicable, to be its additional losses, costs and expenses in connection with such terminated Option, for the loss of its bargain, its cost of funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or related trading position with respect to such Option;

                  (B) Converting to Base Currency. Convert any settlement amount calculated in accordance with clause (i) above in a Currency other than the Non-Defaulting Party's Base Currency into such Base Currency at the Spot Price at which, at the time of the calculation, the Non-Defaulting Party could enter into a contract in the foreign exchange market to buy the Non-Defaulting Party's Base Currency in exchange for such Currency (or, if such Spot Price is not available, conversion shall be accomplished by the Non-Defaulting Party using any commercially reasonable method); and

                  (C) Netting. Net such settlement amounts with respect to each
            Party so that all such amounts are netted to a single liquidated amount payable by one Party to the other Party.

            (iv) Final Netting. The Non-Defaulting Party shall net (or, if both are payable by one Party, add) the liquidated amounts payable under Sections 8.1(b) and 8.1(c) with respect to each Party so that such amounts are netted (or added) to a single liquidated amount payable by one Party to the other Party as a settlement payment.

            (b) Set-Off Against Credit Support. Where close-out and liquidation occurs in accordance with Section 8.1, the Non-Defaulting Party shall also be entitled (i) to set off the net payment calculated in accordance with Section 8.1(d) which the Non-Defaulting Party owes to the Defaulting Party, if any, against any credit support or other collateral ("Credit Support") held by the Defaulting Party pursuant to a Credit Support Document or otherwise (including the liquidated value of any non-cash Credit Support) in respect of the Non-Defaulting Party's obligations under the Agreement or (ii) to set off the net payment calculated in accordance with Section 8.1(d) which the Defaulting Party owes to the Non-Defaulting Party, if any, against any Credit Support held by the Non-Defaulting Party (including the liquidated value of any non-cash Credit Support) in respect of the Defaulting Party's obligations under the Agreement; provided that, for purposes of either such set-off, any Credit Support denominated in a Currency other than the Non-Defaulting Party's Base Currency shall be converted into such Base Currency at the rate specified in
Section 8.1(c)(ii).

            (c) Other Foreign Exchange Transactions and Currency Options. Where close-out and liquidation occurs in accordance with Section 8.1, the Non-Defaulting Party shall also be entitled to close-out and liquidate, to the extent permitted by applicable law, any other foreign exchange transaction or currency option entered into between the Parties which is then outstanding in accordance with the provisions of Section 8.1, with each obligation of a Party to deliver a Currency under such a foreign exchange transaction being treated as if it were a Currency Obligation (including exercised options, provided that cash-settled options shall be treated analogously to Options to be settled at their In-the-Money Amount) and each unexercised option being treated as if it were an Option under the Agreement.

            (d) Payment and Late Interest. The net amount payable by one Party to the other Party pursuant to the provisions of Sections 8.1 and 8.3 above shall be paid by the close of business on the Business Day following the receipt by the Defaulting Party of notice of the Non-Defaulting Party's settlement calculation, with interest at overnight LIBOR from and including the Close-Out Date to but excluding such Business Day (and converted as required by applicable law into any other Currency, any costs of conversion to be borne by, and deducted from any payment to, the Defaulting Party). To the extent permitted by applicable law, any amounts owed but not paid when due under this Section 8 shall bear interest at overnight LIBOR (or, if conversion is required by applicable law into some other Currency, either overnight LIBOR with respect to such other Currency or such other rate as may be prescribed by such applicable law) for each day for which such amount remains unpaid. Any addition of interest or discounting required under this Section 8 shall be calculated on the basis of a year of such number of days as is customary for transactions involving the relevant Currency in the relevant foreign exchange market.

            (e) Suspension of Obligations. Without prejudice to the foregoing, so long as a Party shall be in default in payment or performance to the other Party under the Agreement and the other Party has not exercised its rights under this Section 8, or, if "Adequate Assurances" is specified as applying to the Agreement in Part XI of the Schedule, during the pendency of a reasonable request to a Party for adequate assurances of its ability to perform its obligations under the Agreement, the other Party may, at its election and without penalty, suspend its obligation to perform under the Agreement.

            (f) Expenses. The Defaulting Party shall reimburse the Non-Defaulting Party in respect of all out-of-pocket expenses incurred by the Non-Defaulting Party (including fees and disbursements of counsel, including attorneys who may be employees of the Non-Defaulting Party) in connection with any reasonable collection or other enforcement proceedings related to the payments required under the Agreement.

            (g) Reasonable Pre-Estimate. The Parties agree that the amounts recoverable under this Section 8 are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and, except as otherwise provided in the Agreement, neither Party will be entitled to recover any additional damages as a consequence of such losses.

            (h) No Limitation of Other Rights; Set-Off. The Non-Defaulting Party's rights under this Section 8 shall be in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise), and, to the extent not prohibited by law, the Non-Defaulting Party shall have a general right of set-off with respect to all amounts owed by each Party to the other Party, whether due and payable or not due and payable (provided that any amount not due and payable at the time of such set-off shall, if appropriate, be discounted to present value in a commercially reasonable manner by the Non-Defaulting Party). The Non-Defaulting Party's rights under this Section 8.8 are subject to Section 8.7.

            22. FORCE MAJEURE, ACT OF STATE, ILLEGALITY AND IMPOSSIBILITY

            (a) Force Majeure, Act of State, Illegality and Impossibility. If either Party is prevented from or hindered or delayed by reason of force majeure or act of state in the delivery or receipt of any Currency in respect of a Currency Obligation or Option or if it becomes or, in the good faith judgment of one of the Parties, may become unlawful or impossible for either Party to make or receive any payment in respect of a Currency Obligation or Option, then the Party for whom such performance has been prevented, hindered or delayed or has become illegal or impossible shall promptly give notice thereof to the other Party and either Party may, by notice to the other Party, require the close-out and liquidation of each affected Currency Obligation and Option in accordance with the provisions of Section 8.1 and, for such purposes, the Party unaffected by such force majeure, act of state, illegality or impossibility (or, if both Parties are so affected, whichever Party gave the relevant notice) shall perform the calculation required under Section 8.1 as if it were the Non-Defaulting Party. Nothing in this Section 9.1 shall be taken as indicating that the Party treated as the Defaulting Party for the purpose of calculations required by
Section 8.1 has committed any breach or default.

            (b) Transfer to Avoid Force Majeure, Act of State, Illegality or Impossibility. If Section 9.1 becomes applicable, unless prohibited by law, the Party which has been prevented, hindered or delayed from performing shall, as a condition to its right to designate a close-out and liquidation of any affected Currency Obligation or Option, use all reasonable efforts (which will not require such Party to incur a loss, excluding immaterial, incidental expenses) to transfer as soon as practicable, and in any event before the earlier to occur of the expiration date of the affected Options or twenty (20) days after it gives notice under Section 9.1, all its rights and obligations under the Agreement in respect of the affected Currency Obligations and Options to another of its Designated Offices so that such force majeure, act of state, illegality or impossibility ceases to exist. Any such transfer will be subject to the prior written consent of the other Party, which consent will not be withheld if such other Party's policies in effect at such time would permit it to enter into transactions with the transferee Designated Office on the terms proposed, unless such transfer would cause the other Party to incur a material tax or other cost.

            23.   PARTIES TO RELY ON THEIR OWN EXPERTISE

            Each Party will be deemed to represent to the other Party on the date on which it enters into an FX Transaction or Option that (absent a written agreement between the Parties that expressly imposes affirmative obligations to the contrary for that FX Transaction or Option): (i)(A) it is acting for its own account, and it has made its own independent decisions to enter into that FX Transaction or Option and as to whether that FX Transaction or Option is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary; (B) it is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into that FX Transaction or Option, it being understood that information and explanations related to the terms and conditions of an FX Transaction or Option shall not be considered investment advice or a recommendation to enter into that FX Transaction or Option; and (C) it has not received from the other Party any assurance or guarantee as to the expected results of that FX Transaction or Option; (ii) it is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that FX Transaction or Option; and (iii) the other Party is not acting as a fiduciary or an advisor for it in respect of that FX Transaction or Option.

            24.   MISCELLANEOUS

            (a) Currency Indemnity. The receipt or recovery by either Party (the "first Party") of any amount in respect of an obligation of the other Party (the "second Party") in a Currency other than that in which such amount was due, whether pursuant to a judgment of any court or pursuant to Section 8 or 9, shall discharge such obligation only to the extent that, on the first day on which the first Party is open for business immediately following such receipt or recovery, the first Party shall be able, in accordance with normal banking practice, to purchase the Currency in which such amount was due with the Currency received or recovered. If the amount so purchasable shall be less than the original amount of the Currency in which such amount was due, the second Party shall, as a separate obligation and notwithstanding any judgment of any court, indemnify the first Party against any loss sustained by it. The second Party shall in any event indemnify the first Party against any costs incurred by it in making any such purchase of Currency.

            (b) Assignment. Neither Party may assign, transfer or charge or purport to assign, transfer or charge its rights or obligations under the Agreement to a third party without the prior written consent of the other Party and any purported assignment, transfer or charge in violation of this Section
11.2 shall be void.

            (c) Telephonic Recording. The Parties agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence to any court or in any Proceedings for the purpose of establishing any matters pertinent to the Agreement.

            (d) Notices. Unless otherwise agreed, all notices, instructions and other communications to be given to a Party under the Agreement shall be given to the address, telex (if confirmed by the appropriate answerback), facsimile (confirmed if requested) or telephone number and to the individual or department specified by such Party in Part III of the Schedule. Unless otherwise specified, any notice, instruction or other communication given in accordance with this
Section 11.4 shall be effective upon receipt.

            (e) Termination. Each of the Parties may terminate the Agreement at any time by seven (7) days' prior written notice to the other Party delivered as prescribed in Section 11.4, and termination shall be effective at the end of such seventh day; provided, however, that any such termination shall not affect any outstanding Currency Obligations or Options, and the provisions of the Agreement shall continue to apply until all the obligations of each Party to the other under the Agreement have been fully performed.

            (f) Severability. In the event any one or more of the provisions contained in the Agreement should be held invalid, illegal or unenforceable in any respect under the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained in the Agreement under the law of such jurisdiction, and the validity, legality and enforceability of such and any other provisions under the law of any other jurisdiction shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            (g) No Waiver. No indulgence or concession granted by a Party and no omission or delay on the part of a Party in exercising any right, power or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (h) Master Agreement. Where one of the Parties to the Agreement is domiciled in the United States, the Parties intend that the Agreement shall be a master agreement, as referred to in 11 U.S.C. Section 101(53B)(C) and 12 U.S.C.
Section 1821(e)(8)(D)(vii).

            (i) Time of Essence, Etc. Time shall be of the essence in the Agreement. Unless otherwise agreed, the times referred to in the Agreement with respect to Options shall in each case refer to the local time of the relevant Designated Office of the Seller of the relevant Option.

            (j) Headings. Headings in the Agreement are for ease of reference only.

            (k) Payments Generally. All payments to be made under the Agreement shall be made in same day (or immediately available) and freely transferable funds and, unless otherwise specified, shall be delivered to such office of such bank, and in favor of such account as shall be specified by the Party entitled to receive such payment in Part IV of the Schedule or in a notice given in accordance with Section 11.4.

            (l) Amendments. No amendment, modification or waiver of the Agreement will be effective unless in writing executed by each of the Parties; provided that the Parties may agree in a Confirmation that complies with Section
2.3 to amend the Agreement solely with respect to the Option that is the subject of the Confirmation.

            (m) Credit Support. A Credit Support Document between the Parties may apply to obligations governed by the Agreement. If the Parties have executed a Credit Support Document, such Credit Support Document shall be subject to the terms of the Agreement and is hereby incorporated by reference in the Agreement. In the event of any conflict between a Credit Support Document and the Agreement, the Agreement shall prevail, except for any provision in such Credit Support Document in respect of governing law.

            (n) Adequate Assurances. If the Parties have so agreed in Part XI of the Schedule, the failure by a Party to give adequate assurances of its ability to perform any of its obligations under the Agreement within two (2) Business Days of a written request to do so when the other Party has reasonable grounds for insecurity shall be an Event of Default under the Agreement.

            (o) Correction of Confirmations. Unless either Party objects to the terms contained in any Confirmation sent by the other Party or sends a corrected Confirmation within three (3) Business Days of receipt of such Confirmation, or such shorter time as may be appropriate given the Value Date of an FX Transaction, the terms of such Confirmation shall be deemed correct and accepted absent manifest error. If the Party receiving a Confirmation sends a corrected Confirmation within such three (3) Business Days, or shorter period, as appropriate, then the Party receiving such corrected Confirmation shall have three (3) Business Days, or shorter period, as appropriate, after receipt thereof to object to the terms contained in such corrected Confirmation.

            25.   LAW AND JURISDICTION

            (a) Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the jurisdiction set forth in Part XII of the Schedule without giving effect to conflict of laws principles.

            (b) Consent to Jurisdiction. (i) With respect to any Proceedings, each Party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the jurisdiction set forth in Part XIII of the Schedule and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such Party. Nothing in the Agreement precludes either Party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

            (ii) Each Party irrevocably appoints the agent for service of process (if any) specified with respect to it in Part XIV of the Schedule. If for any reason any Party's process agent is unable to act as such, such Party will promptly notify the other Party and within thirty (30) days will appoint a substitute process agent acceptable to the other Party.

            (c) Waiver of Jury Trial. Each Party irrevocably waives any and all right to trial by jury in any Proceedings.

            (d) Waiver of Immunities. Each Party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

                                       MORGAN STANLEY & CO. INCORPORATED



                                       By:  /s/ Philip Newcomb
                                         -------------------------------
                                       Name:  Philip Newcomb
                                       Title:


                                       MORGAN STANLEY DEAN WITTER
                                          SPECTRUM GLOBAL BALANCED L.P.


                                       By:  Demeter Management Corporation

                                       By:  /s/ Robert E. Murray
                                          --------------------------------
                                       Name:  Robert E. Murray
                                       Title:    President & Chairman

                                    SCHEDULE

        Schedule to the International Foreign Exchange and Options Master
             Agreement dated as of April 30, 2000 (the "Agreement")
              between Morgan Stanley & Co. Incorporated ("Party A")
                                       and
            Morgan Stanley Dean Witter Spectrum Global Balanced L.P.
                                  ("Party B").
                            a. Scope of the Agreement

            The Agreement shall apply to all FX Transactions outstanding between any two Designated Offices of the Parties on the Effective Date.

            The Agreement shall apply to all Currency Options outstanding between any two Designated Offices of the Parties on the Effective Date.

                             b. Designated Offices

Each of the following shall be a Designated Office:

Party A: New York

Party A is not a multibranch party.

Party B:  New York

Party B is not a multibranch party.

            Each Party (the "first Party") that enters into an FX Transaction or Option through an agency, branch, or office other than its head or home office represents to the other Party (the "second Party") that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of the first Party, the obligations of the first Party are the same as if it had entered into the FX Transaction or Option through its head or home office. This representation will be deemed to be repeated by the first Party on each date on which it enters into an FX Transaction or Option.

                                   c. Notices

If sent to Party A:

Address:                    Morgan Stanley & Co. Incorporated
                            1585 Broadway, 4th floor
                            New York, New York 10036
Telephone Number:           (212) 761-2700
Telex Number:               6801048 (Answerback:    FXMS)
Facsimile Number:           (212) 761-0296
SWIFT Number:               MSNYUS33

Name of Individual or Department to whom Notices are to be sent: Foreign Exchange Trading Department

If sent to Party B:

Address:                    Party B c/o
                            Morgan Stanley Dean Witter & Co.
                            2 World Trade Center
                            62nd Floor
                            New York, NY 10048
Telephone Number:           212-392-3270
Telex Number:
Facsimile Number:           212-392-1306
SWIFT Number:
Name of Individual or Department to whom Notices are to be sent: Managed
Futures

                            d. Payment Instructions

            [X] Name of Bank and Office, Account Number and Reference with respect to relevant Currencies:

            In the case of Party A, U.S. dollar payments shall be made to the following account:

            Bank of New York, New York
            ABA#: 021000018
            For: Morgan Stanley & Co., New York
            Acct. #: 8900010932
            Ref: Chips UID 23-65-84

            In the case of Party B, U.S. dollar payments shall be made to the following account:

            Citibank N.A.
            ABA#: 021-000089
            For: Dean Witter Reynolds Inc.
            Acct.#: 40611164
            For Further Credit to Managed Futures Fund Margin
            Transfer 779-000999-4

            [X] With respect to each Party, as may be set forth in such Standard Settlement Instructions as may be specified by such Party in a notice given in accordance with Section 11.4.

                                        e.    Netting

                                                i.    Discharge of Options

Section 4.1 shall apply to Options other than Barrier Options.

                                                ii.   Netting of Premiums

Section 4.2 shall apply to Premium payments for Options other than Barrier Options.

                                                iii.  Settlement Netting Offices

Each of the following shall be a Settlement Netting Office:

Party A:  Same as Part II.

Party B: Same as Part II

            Party A and Party B agree that, notwithstanding Section 6.2 of the Agreement, obligations to make payments pursuant to FX Transactions shall only be netted, satisfied and discharged against obligations to make payments arising out of the same or other FX Transactions between a pair of Settlement Netting Offices and obligations to make payments pursuant to Options (including exercised Options) shall only be netted, satisfied and discharged against obligations to make payments arising out of the same or other Options (including exercised Options) between a pair of Settlement Netting Offices.

                                                iv.   Novation Netting Offices

Each of the following shall be a Novation Netting Office:

Party A: Same as Part II.

Party B: Same as Part II.

                                                v.    Matched Pair Novation
                                                      Netting Offices

Each of the following shall be a Matched Pair Novation Netting Office:

Not applicable.

                                        f.  Automatic Exercise of Options; Cash
                                   Settlement of FX Transactions

                                                i.    Automatic Exercise of
                                                      Options

            Automatic Exercise of certain In-the-money Options pursuant to
Section 5.3 shall apply to Party A as Buyer.

            Automatic  Exercise of certain  In-the-money  Options  pursuant to
Section 5.3 shall apply to Party B as Buyer.

                                                ii.   Cash Settlement of FX
                                                      Transactions

The following provision shall apply:

            The definition of FX Transaction in Section 1 shall include foreign exchange transactions for the purchase and sale of one Currency against another but which shall be settled by the delivery of only one Currency based on the difference between exchange rates as agreed by the Parties as evidenced in a Confirmation. Section 6.1 is modified so that only one Currency shall be delivered for any such FX Transaction in accordance with the formula agreed by the Parties. Section 8.1(b)(i)(A) is modified so that the Close-Out Amount for any such FX Transaction for which the cash settlement amount has been fixed on or before the Close-Out Date pursuant to the terms of such FX Transaction shall be equal to the Currency Obligation arising therefrom (increased by adding interest in the manner provided in clause (A)(2) if the Value Date precedes the Close-Out Date) and for any such FX Transaction for which the cash settlement amount has not yet been fixed on the Close-Out Date pursuant to the terms of such FX Transaction, the Close-Out Amount shall be as reasonably determined by Party A in accordance with market practice.

                                        g.    Base Currency

Party A's Base Currency is U.S. Dollars.

Party B's Base Currency is U.S. Dollars.

                                        h.    Threshold Amount

For purposes of clause (x) of the definition of Event of Default:

Party A's Threshold Amount is U.S.D. $10,000,000.

Party B's Threshold Amount is U.S.D. $10,000,000.

                                        i.    Additional Events of Default

            Clause (x) of the definition of Event of Default shall be modified by deleting the words ", or becomes capable at any time of being declared," after the words "and remains unpaid after any applicable grace period has elapsed, or (B) becomes".

            The following provisions which are checked shall constitute Events of Default:

            [X] (a) occurrence of garnishment or provisional garnishment against a claim against the Defaulting Party acquired by the Non-Defaulting Party. The automatic termination provision of Section 8.1 shall not apply to either Party that is a Defaulting Party in respect of this Event of Default.

            [X] (b) suspension of payment by the Defaulting Party or any Credit Support Provider in accordance with the Bankruptcy Law or the Corporate Reorganization Law in Japan. The automatic termination provision of Section 8.1 shall not apply to either Party that is a Defaulting Party in respect of this Event of Default.

            [X] (c) disqualification of the Defaulting Party or any Credit Support Provider by any relevant bill clearing house located in Japan. The automatic termination provision of Section 8.1 shall not apply to either Party that is a Defaulting Party in respect of this Event of Default.

                                        j.    Automatic Termination

            The Automatic Termination provision of Section 8.1 shall not apply to Party A as Defaulting Party in respect of clause (ii), (iii) or (iv) of the definition of Event of Default.

            The Automatic Termination provision of Section 8.1 shall not apply to Party B as Defaulting Party in respect of clause (ii), (iii) or (iv) of the definition of Event of Default.

                                        k.    Adequate Assurances

            Adequate Assurances under Section 11.14 shall not apply to the Agreement.

                                        l.    Governing Law

            In accordance with Section 12.1 of the Agreement, the Agreement shall be governed by the laws of:

            [X] the State of New York.

            [  ]  England and Wales.

            [  ]  Japan.

                                        m.    Consent to Jurisdiction

            In accordance with Section 12.2 of the Agreement, each Party irrevocably submits to the non-exclusive jurisdiction of:

            [X] the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.

            [  ]  the courts of England.

            [  ]  the Tokyo District Court.

                                        n.    Agent for Service of Process

            Party A appoints the following as its agent for service of process in any Proceedings in the State of New York: Not applicable.

            Party B appoints the following as its agent for service of process in any Proceedings in the State of New York: Not applicable.

                                        o.    Certain Regulatory Representations

                                                i.    The following FDICIA
                                        representation shall apply:

            1. Party A represents and warrants that it qualifies as a "financial institution" within the meaning of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") by virtue of being a:

            [X]  broker or dealer within the meaning of FDICIA;

            [ ]  depository institution within the meaning of FDICIA;

            [X]  futures commission merchant within the meaning of FDICIA;

            [ ] "financial institution" within the meaning of Regulation EE (see below).

            2. Party B hereby represents and warrants that it qualifies as a "financial institution" by virtue of being a:

            [  ]  broker or dealer within the meaning of FDICIA;

            [  ]  depository institution within the meaning of FDICIA;

            [  ]  futures commission merchant within the meaning of FDICIA;

            [ ] "financial institution" within the meaning of Regulation EE (see below).

            3. A Party representing that it is a "financial institution" as that term is defined in 12 C.F.R. Section 231.3 of Regulation EE issued by the Board of Governors of the Federal Reserve System ("Regulation EE") represents that:

                  (a) it is willing to enter into "financial contracts" as a counterparty "on both sides of one or more financial markets" as those terms are used in Section 231.3 of Regulation EE; and

                  (b) during the 15-month period immediately preceding the date it makes or is deemed to make this representation, it has had on at least one
(1) day during such period, with counterparties that are not its affiliates (as defined in Section 231.2(b) of Regulation EE) either:

                      (i) one or more financial contracts of a total gross notional principal amount of $1 billion outstanding; or

                     (ii) total gross mark-to-market positions (aggregated across counterparties) of $100 million; and

                  (c) agrees that it will notify the other Party if it no longer meets the requirements for status as a financial institution under Regulation EE.

            4. If both Parties are financial institutions in accordance with the above, the Parties agree that the Agreement shall be a netting contract, as defined in 12 U.S.C. Section 4402(14), and each receipt or payment or delivery obligation under the Agreement shall be a covered contractual payment entitlement or covered contractual payment obligation, respectively, as defined in FDICIA.

                                                ii.   The following ERISA
                                        representation shall apply:

            Each Party represents and warrants that it is not (i) a plan subject to the fiduciary responsibility part of the Employee Retirement Income Security Act of 1974, as amended, or subject to Section 4975 of the Internal Revenue Code of 1986, as amended; (ii) a person acting on behalf of any such plan; or (iii) a person the assets of whom constitute assets of any such plan.

                                                iii.  The following CFTC trade
                                        option representation shall not apply:

            Each Party represents and warrants that it is a commercial user of or a merchant handling the Currencies subject to each Option and was offered or entered into each Option solely for purposes related to its business as such.

                                                iv.   The following CFTC
                                        eligible swap participant representation shall apply:

            Each Party represents and warrants that it is an "eligible swap participant" under, and as defined in, 17 C.F.R. Section 35.1.

                                        p.    Representations and Warranties

            In addition to the representations and warranties set forth in
Section 7.1 and Part XV of this Schedule, each Party hereby represents and warrants to the other Party on the date hereof and on the date of each FX Transaction or Option, as the case may be, that: (a) it is a sophisticated investor able to evaluate and assume the risks associated with transactions in currencies as contemplated by the Agreement; (b) it is not relying upon any representations (whether written or oral) of the other Party other than the representations expressly set forth in the Agreement, this Schedule, any Credit Support Document or in any Confirmation; (c) its execution and delivery of the Agreement, and its performance of its obligations hereunder, do not and will not conflict with any law or regulation of the jurisdiction of its organization or other law or regulation applicable to it, and do not and will not violate, constitute a default under, or result in the creation or imposition of any lien or encumbrance on any of its property or assets under any agreement or instrument to which it is a party or by which its assets are bound; (d) no consent, authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any person or entity, including any governmental authority or regulatory body, other than any already obtained, made or filed and remaining in full force and effect, and the conditions of which have been duly complied with, is required in connection with the performance of its obligations under the Agreement; and (e) there are no actions, proceedings or claims pending or, to the best of its knowledge, threatened, the adverse determination of which might have a materially adverse effect on its ability to perform its obligations under, or affect the validity or enforceability of, the Agreement.

                                        q. Agreement Superseding

            A new Section 11.16 shall be added to the Agreement which shall read as follows: "The Agreement shall supersede any other agreement between the Parties with respect to the subject matter hereof."

                                        r.    Barrier Options

            In connection with any Barrier Options between the Parties, Party B acknowledges that:

            a) As part of its business, Party A regularly trades in the foreign exchange spot, forward, futures and options markets for its own account and for the accounts of other customers. Such trading may affect spot prices in the Currency Pair.

            b) Party A generally hedges its Barrier Option positions by buying or selling a quantity of the relevant currency, and may adjust (increase or decrease) its hedge as market conditions change during the life of the Options and it believes that it is more or less likely that a Barrier will be breached. Such hedging and de-hedging activity may affect spot prices and may thus affect the probability of a Barrier being breached.

                                        s. 1998 FX and Currency Option
                                           Definitions.

            The 1998 FX and Currency Option Definitions as published by ISDA, EMTA and the Foreign Exchange Committee (the "Definitions") shall be applicable to each FX Transaction and Option under the Agreement, including any FX Transaction or Option outstanding on the date hereof, subject to the following:

                                                i.    Definitions:

            1. The term "Agreement" in Section 2.2 of the Agreement shall include the Agreement as modified and supplemented by this Part.

            2. The term "FX Transaction" and "Currency Option Transaction" in the Definitions or in a Confirmation shall in all cases by considered references to an "FX Transaction" and "Option" under the Agreement.

            3. All terms in this Part shall have the meanings given them above or in the Definitions, unless not defined above or in the Definitions, in which case the term shall have the meaning given in the Agreement.

                                                ii.   Scope.

            1. Notwithstanding the absence of any reference to the Definitions in a Confirmation, this Part and the Definitions shall be applicable to any FX Transaction or Currency Option Transaction covered by the Agreement; provided that the Parties may agree otherwise for any Transaction as evidenced by a Confirmation that complies with Section 2.3 of the Agreement.

            2. In the event of any inconsistency between the Definitions and a Confirmation, the terms of the Confirmation shall govern for the purpose of the relevant Transaction. In the event of any inconsistency between the Definitions and the Agreement, the Definitions shall prevail.

                                                iii.  Confirmations.

            Notwithstanding Sections 2.4 and 11.12 of the Agreement, in the event of any inconsistency between the terms of a Confirmation for an FX Transaction or Currency Option Transaction and the Agreement, the terms of the Confirmation shall prevail.

                                                iv.   Disruption Events.

            With respect to any Disruption Event that is applicable to an FX Transaction or Currency Option Transaction pursuant to the Definitions or as otherwise agreed by the Parties as evidenced by a Confirmation, Section 9 of the Agreement shall not be applicable in respect of such FX Transaction or Currency Option Transaction, and the Parties shall be subject to the Disruption Fallbacks (including but not limited to No Fault Termination) specified as applicable pursuant to the Definitions or such Confirmation.

                                                v. Miscellaneous.

            The provisions of Part VI.B of this Schedule relating to cash settlement of FX Transactions shall apply to Non-Deliverable FX Transactions.

                                        t.    Margin and Security

            (a) Party B shall at all times maintain with Dean Witter Reynolds Inc. (the "Custodian") for and on behalf of Party A cash and securities acceptable to Party A (together, the "Margin") in order to secure the obligations of Party B under all open FX Transactions and Options entered into under the Agreement. The amount of Margin which Party B shall maintain with Party A shall be determined by Party A in its reasonable judgment (which determination shall be conclusive in the absence of manifest error), on a risk adjusted basis, taking into account historical volatility, imputed volatility and/or such other factors as Party A reasonably deems relevant to this determination (the "Aggregate Margin Requirement"). On or prior to the date of the Agreement, Party B shall have established a special pledge account with the Custodian (the "Account") for the purpose of holding custody of the Margin for and on behalf of Party A in accordance with the provisions of the Custodian Account Addendum, dated the date hereof, and the Agreement. Party B's failure to deposit Margin or to establish the Account as required herein shall be an Event of Default for all purposes under the Agreement (it being understood that there shall be no grace period with respect to obligations of Party B pursuant to this
Part XX).

            (b) Whenever such Aggregate Margin Requirement shall exceed the market value of Margin on deposit with the Custodian in the Account as determined by Party A at such time in its reasonable judgment and which determination shall be conclusive in the absence of manifest error (the "Margin Balance", and the difference between such Aggregate Margin Requirement and the Margin Balance being the "Shortfall"), then Party B shall deposit immediately upon Party A's request, additional Margin in an amount at least equal to such Shortfall.

            (c) In furtherance of the foregoing, as security for the prompt and complete payment when due and the performance by Party B of all of its obligations to Party A under the Agreement, Party B hereby grants to Party A a continuing first priority security interest in and to all of Party B's right, title and interest in and to the Margin, the Account, all financial assets, investment property and other property and assets which are deposited from time to time in, or credited from time to time to, the Account, all security entitlements in respect thereof, all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto, and all proceeds of any of the foregoing (the "Margin Collateral"). As additional security for the prompt and complete payment when due and the performance by Party B of all of its obligations to Party A under the Agreement, Party B hereby grants to Party A and its affiliates a first priority security interest in and to any property of Party B at any time held by or for the benefit of Party A or any affiliate of Party A for any purpose, including, without limitation, any property of Party B held in any account with Party A, any affiliate of Party A or with the Custodian, any financial assets, investment property and other property and assets which are deposited from time to time in, or credited from time to time to, any such account, all security entitlements in respect thereof, all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto, and all proceeds of any of the foregoing (the "Collateral"), to secure all obligations of Party B to Party A. If Collateral was delivered in connection with a particular agreement between Party B and Party A or any of its affiliates, then such Collateral shall secure first the obligations of Party B with respect to such agreement and second all other obligations of Party B to Party A or any of its affiliates (in such order as Party A shall determine in its sole discretion). Party A, its affiliates and the Custodian and Party B hereby each acknowledge and agree that (a) each of Party A and its affiliates which holds Collateral holds such Collateral for itself and also as agent and bailee for all other of Party A and its affiliates which are secured parties hereunder or under any agreement between Party B and Party A or any of its affiliates and (b) the Custodian which holds Collateral for and on behalf of Party A holds such Collateral as agent and bailee for Party A and its affiliates which are secured parties hereunder and under any agreement between Party B and Party A or any of its affiliates. If an Event of Default hereunder shall occur, then each of Party A and its affiliates shall be entitled to retain or sell all Collateral as security for Party B's obligations, even if otherwise required pursuant to the terms of an agreement or otherwise to deliver any Collateral to Party B or Party B's order. The parties agree that Party A and its affiliates shall have the rights and remedies of a secured creditor under the New York Uniform Commercial Code (the "UCC") and under any other applicable law or agreement to exercise any right with respect to the Margin Collateral and the Collateral subject to the security interest granted under the Agreement. Notwithstanding Section 9-207 of the UCC, each of Party A or any of its affiliates shall have free and unrestricted use of any Margin Collateral and/or Collateral which it holds hereunder or with the Custodian, including, without limitation, the right, from time to time and without notice to Party B, to sell, pledge, repledge, hypothecate, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Margin Collateral and/or Collateral separately or in common with other securities, commodities or other property, for the sum due to any of Party A or any of its affiliates or for a greater sum on terms which may otherwise impair the right of Party B to redeem such Margin Collateral and/or Collateral, and free from any other right of claim of any nature whatsoever of Party B, and without retaining possession and control for delivery a like amount of similar securities, commodities, or other property.

            (d) Party B represents and warrants that it owns the Margin Collateral and the Collateral to be pledged and assigned to each of Party A and its affiliates hereunder and under any other agreement between Party B and Party A or any of its affiliates, free and clear of any liens, equities, claims (including, without limitation, participation interests) and transfer restrictions. Party B covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Margin Collateral or the Collateral, nor will it create, incur or permit to exist any lien on or with respect to any of the Margin Collateral or the Collateral, any interest therein, or any proceeds thereof, except for the security interests created under this Agreement or otherwise under any agreement between Party B and Party A or any of its affiliates. Any purported sale, assignment, transfer, exchange, disposition, grant or lien of the Margin Collateral or the Collateral by Party B that is not permitted under the foregoing sentence shall be null and void and shall constitute an Event of Default hereunder and under any agreement between Party B and Party A or any of its affiliates immediately prior to the taking of any such action, if Party A so deems (it being understood that there shall be no grace period with respect to obligations of Party B pursuant to this Part XX).

            (e) Party B shall, at its sole expense and as Party A in its sole discretion may deem necessary or advisable from time to time, undertake all such action as is necessary, (i) to create, preserve, protect and perfect the security interests granted under the Agreement, (ii) to enable Party A to exercise and enforce its rights with respect to such security interests, and
(iii) execute and deliver all documents and instruments in such manner and form as Party A may require, including without limitation UCC financing statements and continuation statements. Party B hereby appoints Party A as its true and lawful attorney-in-fact, including without limitation, to sign and file such documents and instruments on Party B's behalf and without Party B's signature; such appointment, being coupled with an interest, shall be irrevocable. Without limitation on the foregoing, Party B agrees to take such action as Party A in its sole discretion may deem necessary or advisable in the event of any change in applicable law, including, without limitation, Article 8 of the UCC and the Regulations of the Department of the Treasury governing transfers of interests in U.S. marketable treasury securities in book-entry form.

            (f) The parties hereto agree that each of the Account and any account in which any Collateral is held or to which any Collateral is credited (a "Collateral Account") is a "securities account" within the meaning of Article 8 of the UCC and that all property and assets (including, without limitation, cash) held in or credited to (i) the Account or (ii) any Collateral Account shall be treated as a "financial asset" for purposes of Article 8 of the UCC.

MORGAN STANLEY & CO. INCORPORATED

By /s/ Philip Newcomb
  -------------------------------
   Name:   Philip Newcomb
   Title:

MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P.

By: Demeter Management Corporation

   Name:  /s/ Robert E. Murray
        --------------------------
   Title:  Robert E. Murray
           President & Chairman

                           CUSTODIAN ACCOUNT ADDENDUM

            This Addendum supplements, forms part of, and is subject in all respects to, the Foreign Exchange and Options Master Agreement (FEOMA) including the Schedule thereto (the "Schedule") dated as of April 30, 2000 by and between Morgan Stanley & Co. Incorporated and Demeter Management Corporation on behalf of Morgan Stanley Dean Witter Spectrum Global Balanced L.P. (collectively, the "Agreement"), and is a part of the Schedule with respect to each party; provided, however, as used herein, "Pledgor" means Party B and "Secured Party" means Party A (as defined in the Agreement). Other capitalized terms used herein, unless otherwise defined, have the meanings specified in the Agreement. With respect to the rights or obligations of the Secured Party or the Pledgor, in the event of any inconsistencies between this Addendum and the Agreement, the Agreement will prevail.

            Having appointed Dean Witter Reynolds Inc. (the "Custodian") to hold Margin for and on behalf of the Secured Party, the Secured Party, the Pledgor and the Custodian (solely to the extent of the duties it has agreed to undertake and perform hereunder) agree as follows:

              26. In all respects, the rights of the Secured Party under the Schedule with respect to Margin shall not be affected by the appointment of a Custodian hereunder. The provisions of this Addendum in no way diminish or otherwise affect the rights of the Secured Party under the Agreement.

              27. The Secured Party, by written notice to the Custodian, may exercise all powers, and exercise any and all rights and remedies permitted under the Schedule as though the Secured Party was taking such action directly, and the Custodian will comply with, and be entitled to rely on, all such instructions (including, without limitation, entitlement orders) as if such instructions were provided by the parties jointly.

              28. As used herein, the following terms have the following meaning:

            "Advice from the Secured Party" or "Advice" means a written notice sent to the Pledgor and/or the Custodian or transmitted by a facsimile sending device by any of those individuals designated by the Secured Party, except that for any of the following purposes it shall mean notice by telephone to a person designated by the Pledgor in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of the Pledgor and confirmed promptly in writing thereafter: (i) for initial or additional Margin;
(ii) that the Secured Party has issued a Notice of Exercise with respect to an Option ; or (iii) that the Pledgor has failed to give notice of intent to make payment of amounts or deliveries as required under Paragraph 5 of this Addendum. With respect to any covering purchase transaction, the Advice from the Secured Party shall mean a Confirmation in use by the Secured Party and sent or transmitted to the Pledgor and/or the Custodian. When used herein the term "Advise" means the act of sending an Advice from the Secured Party.

              29. The Custodian shall open an account on its books entitled "Special Custody Account for Morgan Stanley & Co. Incorporated as Pledgee of Morgan Stanley Dean Witter Global Balanced Alternatives, L.L.C (referred to herein as the "Special Custody Account").

            The parties hereto agree that all property and assets held in or credited to the Special Custody Account will be treated as financial assets under Article 8 of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). The parties hereto further agree that the securities intermediary's jurisdiction, within the meaning of Section 8-110(e) of the UCC, in respect of the Special Custody Account and the Margin is the State of New York and agree that none of them has or will enter into any agreement to the contrary.

            Anything in this Addendum notwithstanding, the Custodian hereby agrees to comply with entitlement orders and other instructions of the Secured Party with respect to the Special Custody Account and any Margin without further consent of the Pledgor. The Pledgor hereby consents to such agreement.

            The Custodian represents and warrants that it has not, and agrees that it will not, agree to comply with entitlement orders concerning the Special Custody Account or any Margin that are originated by any person other than the Secured Party.

            The Pledgor agrees to inform the Custodian in writing that cash and securities specified by the Pledgor as qualifying as Margin and equal in value to the Aggregate Margin Requirement are to be identified on the Custodian's books and records as pledged to the Secured Party. The Custodian will hold the Margin in, and credit the Margin to, the Special Custody Account, separate and apart from any other property of the Pledgor that may be held by the Custodian, subject to the interest therein of the Secured Party as the Pledgee thereof in accordance with the terms of the Agreement. The Custodian continuously represents that Margin will not be subject to any other lien, charge, security interest or other right or claim of the Custodian or any person claiming through the Custodian. The Custodian will confirm in writing to the Secured Party and the Pledgor all pledges, releases, substitutions or distributions of Margin permitted under the Agreement, and will inform the Secured Party upon request of the kind and amount of Margin pledged to the Secured Party.

              30. In the event that (i) the Secured Party advises the Pledgor in an Advice from the Secured Party that the Secured Party has exercised an Option sold by the Pledgor and the Pledgor does not promptly notify the Secured Party by telephone of the Pledgor's intention to comply with the Notice of Exercise by making payment or delivery, as the case may be, as required under the terms of such Option plus payment of applicable commissions or other charges; or (ii) the Pledgor, having received such Notice of Exercise, fails to make such payment or delivery, or cause such payment or delivery to be made, then the Secured Party will immediately notify the Pledgor in an Advice from the Secured Party of such failure to give telephone notice or failure to make payment or delivery, as applicable, and may, after transmittal of an Advice from the Secured Party of its intention to do so and only if the Pledgor does not promptly make payment or delivery to the Secured Party, direct the Custodian to take any action necessary to fully satisfy Pledgor's obligations to the Secured Party, including any of the Secured Party's rights and remedies under Part XX of the Schedule.

              31. With respect to any losses or liabilities, the Custodian shall be protected in acting pursuant to any instructions from the Pledgor or Advices from the Secured Party believed by the Custodian in good faith to be genuine and authorized. The Pledgor agrees to indemnify the Custodian for, and hold it harmless against, any loss, liability or expense incurred by the Custodian, without negligence or bad faith on the part of the Custodian, arising out of this Addendum.

              32. The Secured Party shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by the Pledgor as a result of any actions taken under this Addendum, or any other action taken or not taken by the Secured Party hereunder for the Pledgor's account at the Pledgor's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of the Secured Party's own recklessness, willful misconduct or bad faith.

              33. The Pledgor continuously represents and warrants to the Secured Party that securities included at any time in the Margin shall be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities. Each of the Pledgor, the Secured Party and the Custodian continuously represents and warrants that:

            (a) it has duly executed and delivered this Addendum, and has all requisite power, authority and approvals to enter into and perform its obligations hereunder; and

            (b) this Addendum is its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles.

            The Secured Party and the Pledgor hereby acknowledge that the Custodian holds securities and cash as custodian for its customers through sub-custodians, depositaries and deposit-taking banks which maintain omnibus accounts on behalf of customers of the Custodian. Securities held in the Special Custody Account may be held at the Depository Trust Company or other book-entry depository systems in the account of the Custodian, save that Margin denominated in currencies other than US Dollars may be held by a sub-custodian for the Custodian other than in book-entry form. U.S. Treasury securities shall be held in a Treasury/Reserve Automated Debt Entry System ("TRADES") Participant's securities account of the Custodian or of the Custodian's sub-custodian for the account of the Custodian at the Federal Reserve Bank.

              34. A monthly statement will be provided by the Custodian to the Secured Party and the Pledgor listing all Margin held in the Special Custody Account. The Custodian will also advise the Secured Party upon request, at any time, of the kind and amount of Margin pledged to the Secured Party. It is agreed that, notwithstanding any language to the contrary in Custodian's form of confirmation, the Custodian holds the Margin as agent of the Secured Party as pledgee hereunder, not as escrow agent. The Custodian makes no representations as to the existence, perfection or enforceability of any security interest, charge, lien or other rights of the Pledgor in or to the Margin.

              35. The Pledgor shall pay the Custodian as compensation for its services pursuant to this Addendum such compensation as may from time to time be agreed upon in writing between the Pledgor and the Custodian.

              36. No amendment to this Addendum shall be effective unless in writing and signed by an authorized officer of each of the Secured Party, the Pledgor, and the Custodian.

              37. This Addendum may be executed in one or more counterparts, all of which together shall constitute but one and the same instrument.

              38. Any of the parties hereto may terminate the custodial relationship by notice, given at least 10 business days prior to the date of such intended termination, in writing to the other parties hereto; provided, however, that should the Custodian or the Pledgor seek to terminate, then the Pledgor must designate a replacement Custodian, which the Secured Party has, in the exercise of its sole discretion, approved. Custodian agrees to remain as the Custodian until such time as a replacement Custodian has been approved and such replacement Custodian has agreed to the terms of its service hereunder and under the Agreement.

              39. Written communications hereunder shall be sent in the manner specified in the Agreement addressed:

                         (a)   If to Custodian, to:

                  Dean Witter Reynolds Inc.
                  2 World Trade Center
                  New York, New York 10048
                  Attention: Robert Murray - Managed Futures Department Phone:212-392-7404
                  Fax:  212-392-2804

                         (b)   If to the Pledgor, to:

                  Demeter Management Corporation
                  Morgan Stanley Dean Witter & Co.
                  2 World Trade Center
                  62nd Floor
                  New York, New York 10048
                  Attention: Managed Futures Department
                  Phone:212-392-3270
                  Fax:  212-392-1306

                         (c)   If to the Secured Party, to:

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway
                  4th floor
                  New York, New York 10036
                  Attention: Foreign Exchange Trading Desk
                  Phone:(212) 761-2700
                  Fax:  (212) 761-0296


This Addendum will be governed by the laws of the State of New York applicable to transactions entered into and to be performed wholly within the State of New York.

                                       DEMETER MANAGEMENT CORPORATION
                                       on behalf of Morgan Stanley Dean Witter
                                       Spectrum Global Balanced L.P.

                                       By: /s/ Robert E. Murray
                                          -------------------------------------
                                       Name:  Robert E. Murray
                                       Title: President & Chairman


                                       MORGAN STANLEY & CO. INCORPORATED


                                       By: /s/ Philip Newcomb
                                          -------------------------------------
                                       Name:  Philip Newcomb
                                       Title:


                                       DEAN WITTER REYNOLDS INC. (for
                                       purposes of this Addendum)


                                       By: /s/ Robert E. Murray
                                          -------------------------------------
                                        Name:  Robert E. Murray
                                        Title: Senior Vice President